As filed with the Securities and Exchange Commission on December 22, 2003
                                                     Registration No. 333-110538

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------


            Delaware                         ANADIGICS, INC.                    22-2582106
(State or other jurisdiction of         (Exact name of registrant            (I.R.S. Employer
 incorporation or organization)       as specified in its charter)        Identification Number)


                            -----------------------

                               141 Mt. Bethel Road
                            Warren, New Jersey 07059
                                 (908) 668-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             ----------------------

                                 Thomas Shields
                Senior Vice President and Chief Financial Officer
                                 ANADIGICS, Inc.
                               141 Mt. Bethel Road
                            Warren, New Jersey 07059
                                 (908) 668-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                   Copies to:
                             Stephen A. Greene, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                            ------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                          ---------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                                                                          Maximum Offering    Proposed Maximum      Amount of
               Title of Each Class                    Amount to Be           Price Per       Aggregate Offering    Registration
          of Securities to Be Registered            Registered(1)(2)         Unit(1)(2)         Price(1)(2)           Fee(3)
-----------------------------------------------     -----------------     ----------------   ------------------    ------------
Debt Securities................................
Common Stock, par value $.01 per share.........
Preferred Stock, par value $.01 per share......
                                                    -----------------     ----------------   ------------------  -----------------
     Total.....................................       $  75,000,000           100%           $    75,000,000     $     6,067.50(4)
                                                    =================     ================   ==================  =================



(1) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $75,000,000 or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $75,000,000 to the registrant. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3) The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

(4)  Fee paid previously.


                             ----------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                 Subject to Completion, dated December 22, 2003

PROSPECTUS

                                   $75,000,000

                                 ANADIGICS, INC.
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock


     We may offer, from time to time, in one or more series:

     o    unsecured senior debt securities;

     o    unsecured subordinated debt securities;

     o    shares of common stock; and

     o    shares of preferred stock.

     The securities:

     o    will have a maximum aggregate offering price of $75,000,000;

     o will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

     o may be denominated in U.S. dollars or in other currencies or currency units;

     o    may be offered separately or together, or in separate series; and

     o may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.


                            -----------------------

          ANADIGICS, Inc.'s common stock is listed on the NASDAQ National Market under the symbol "ANAD."

                            -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------

     The securities may be sold from time to time directly, through agents or through underwriters and/or dealers. If any agent of the issuer or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

                            -----------------------

     This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

                            -----------------------

            The date of this prospectus is                 , 2003

     You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent. Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information provided by this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

     In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, references to "ANADIGICS," "we," "us" and "our" mean ANADIGICS, Inc. and its subsidiaries.

                                TABLE OF CONTENTS


                                                                            Page

About This Prospectus.........................................................1
Where You Can Find More Information...........................................1
Incorporation of Certain Documents by Reference...............................1
Forward-Looking Statements....................................................2
ANADIGICS, Inc................................................................2
Risk Factors..................................................................3
Use of Proceeds...............................................................3
Ratio of Earnings to Fixed Charges............................................3
Description of Debt Securities................................................3
Description of Capital Stock..................................................9
Plan of Distribution.........................................................14
Legal Matters................................................................15
Experts......................................................................15


                            -----------------------

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $75,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding ANADIGICS and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and the other information we file with the SEC contain additional information about us. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can also inspect these materials at the offices of the Nasdaq Stock Market, at 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered hereby. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For more information about us and the securities covered by this prospectus, you should see the registration statement and its exhibits and schedules. Any statement made in this prospectus concerning the provisions of documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

     We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering:

     o    Our Quarterly Report on Form 10-Q for the quarter ended September 27,
          2003;

     o    Our Quarterly Report on Form 10-Q for the quarter ended June 28, 2003;

     o    Our Current Report on Form 8-K filed April 2, 2003;

     o    Our Quarterly Report on Form 10-Q for the quarter ended March 29,
          2003;

     o    Our Annual Report on Form 10-K for the year ended December 31, 2002;

     o Our description of ANADIGICS' common stock incorporated by reference in our Registration Statement on Form 8-A, filed March 6, 1996, including any amendment or report filed for the purpose of updating such description; and

     o Our description of ANADIGICS' preferred share purchase rights contained in our Registration Statement on Form 8-A/A filed on September 9, 1999.

     On request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You may request a copy of these documents by contacting us at: Thomas Shields, Chief Financial Officer, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, telephone: (908) 668-5000.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date of this prospectus with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

     You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

     We will not update these forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC.

                                 ANADIGICS, INC.

     We design and manufacture radio frequency integrated circuit, or RFIC, solutions for the wireless and broadband communications markets. Our high frequency RFIC products enable manufacturers of communications equipment to enhance overall system performance and reduce manufacturing cost and time to market. We believe we provide competitive advantages due to our design, development and applications expertise, our superior compound semiconductor technologies, our high-volume, low-cost state-of-the-art manufacturing processes and expertise, and our strong working relationships with leading original equipment manufacturers.

     We focus on two key markets: wireless and broadband access. In the wireless market, we focus on applications and solutions for cellular and personal communications handsets. In the broadband market, we focus on developing applications for cable subscriber products (i.e., set-top boxes and modems), cable infrastructure systems and fiber optic communications systems.

     In addition to the manufacturing facility and design team located at our corporate headquarters, we operate a development center and manufacturing facility in Camarillo, California and development centers in Richardson, Texas; Norcross, Georgia; San Jose, California; Taiwan; and Aalborg, Denmark.

     Our principal executive offices are located at 141 Mt. Bethel Road, Warren, New Jersey 07059. Our telephone number is (908) 668-5000.

                                  RISK FACTORS

     Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in ANADIGICS and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

                                 USE OF PROCEEDS

     Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include, among other uses, the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company has set forth below its ratio of earnings to fixed charges for each of the years in the five year period ended December 31, 2002 and the interim periods presented.


                                                                                                  Nine Months Ended
                                                                                            -----------------------------
                                                   Year Ended December 31,                  September 28,   September 27,
                                  -------------------------------------------------------
                                    1998        1999        2000        2001        2002         2002          2003
                                  ---------   ----------  ----------  ---------  --------   --------------  -----------
Ratio of earnings to fixed            --          3.2x       19.1x       --          --          --             --
   charges(1) (2)


(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes and cumulative effect of accounting change plus fixed charges. Fixed charges consist of interest charges and that portion of rent expense that we believe to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $15.6 million, $80.8 million and $45.9 million for the years ended December 31, 1998, December 31, 2001 and December 31, 2002, respectively. Earnings, as defined, were not sufficient to cover fixed charges by $35.8 million and $35.0 million for the nine months ended September 28, 2002 and September 27, 2003, respectively.

(2) Because the Company had no preferred stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth some general terms and provisions of the debt securities we may offer, but is not complete. The particular terms of the debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture (as supplemented) relating to the issuance of the particular debt securities.

     Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of some material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture (as supplemented) applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

General

     If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

     o    the title of the debt securities;

     o whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

     o    any limit on the amount of debt securities that may be issued;

     o whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

     o    the maturity dates of the debt securities;

     o the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining the dates;

     o the places where payments with respect to the debt securities shall be payable;

     o our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

     o the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

     o the dates, if any, on which, and the prices at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

     o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

     o any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

     o the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

     o any index used to determine the amount of payments of the principal of, premium, if any, and interest on the debt securities and the manner in which the amounts shall be determined;

     o the terms pursuant to which the debt securities are subject to defeasance;

     o the terms and conditions, if any, pursuant to which the debt securities are secured; and

     o any other terms (which terms may be inconsistent with the applicable indenture but shall not violate the Trust Indenture Act) of the debt securities.

     Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, to reopen a previous issue of a series without the consent of the holders of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

     The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

     Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of the assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

     Unless otherwise noted in a prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities issued:

     o failure to pay interest on the debt securities when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

     o failure to pay the principal or premium of the debt securities, if any, when due;

     o failure to deposit any sinking fund payment, when due, for any debt security and, in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

     o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and the failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

     o if the debt securities are convertible into shares of common stock or other of our securities, failure by us to deliver common stock or other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock or other of our securities; and

     o certain events of bankruptcy, insolvency or reorganization with respect to us.

     The indenture (as supplemented) or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

     If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by no-tice in writing to us (and to the debt trustee if notice is given by the holders), may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any waiver shall cure the default or event of default.

     Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

     o    it is not in conflict with any law or the applicable indenture;

     o the debt trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

     o subject to its duties under the Trust Indenture Act of 1939, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

     o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

     o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

     o the debt trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other, conflicting directions within 60 days after the notice, request and offer.

     These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of principal, premium, if any, or interest on the debt securities.

     We will periodically file statements with the debt trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

     We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     o    to fix any ambiguity, defect or inconsistency in the indenture;

     o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

     o to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets of our obligations under such indenture;

     o    to evidence and provide for successor trustees;

     o to add, change or eliminate any provision affecting only debt securities not yet issued; and

     o to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939.

     In addition, subject to the indentures (as supplemented), the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless otherwise noted in a prospectus supplement, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

     o    extend the fixed maturity of the series of debt securities;

     o change any obligation of ours to pay additional amounts with respect to the debt securities;

     o reduce the principal amount or reduce the rate of, or extend the time of payment of, interest, or any premium payable upon the redemption of any debt securities;

     o reduce the amount of principal of any debt security payable upon acceleration of the maturity thereof;

     o change the currency in which any debt security or any premium or interest is payable;

     o impair the right to enforce any payment on or with respect to any debt security;

     o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

     o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

     o    modify any of the above provisions.

Form, Exchange and Transfer

     The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to the series.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures (as supplemented) and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Information Concerning the Debt Trustee

     The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

     Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Subordination of Subordinated Debt Securities

     Any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. Unless otherwise noted in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

                          DESCRIPTION OF CAPITAL STOCK

     ANADIGICS has 150,000,000 authorized shares of capital stock, consisting of 144,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of non-voting common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of October 31, 2003, we had 30,674,033 shares of common stock outstanding and no shares of preferred stock or non-voting common stock outstanding.

     The following is a summary of certain provisions of Delaware law and our certificate of incorporation and by-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.

Description of Common Stock and Non-Voting Common Stock

     The rights of holders of common stock and non-voting common stock are identical except for voting and certain conversion privileges. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock and non-voting common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The shares of common stock and non-voting common stock are not redeemable, and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of ANADIGICS, the holders of common stock and non-voting common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of non-voting common stock are not entitled to vote, except as required by law or in the case of certain amendments to or modifications of our certificate of incorporation. There is no cumulative voting. Subject to restrictions in our certificate of incorporation, certain holders of common stock may convert, at any time, any or all of the shares of common stock held by such holders into non-voting common stock on a one-for-one basis. Subject to restrictions in our certificate of incorporation and to certain regulatory limitations which may be imposed upon a holder thereof, the non-voting common stock is convertible on a one-for-one basis into common stock at any time at the option of the holder thereof.

Description of Preferred Stock

     Under our certificate of incorporation, our board of directors is authorized, without further stockholder vote or action, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series. Our board of directors has authorized for issuance 30,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share, in connection with our Rights Plan (as described below) and no preferred shares are outstanding.

     Issuances of preferred shares are subject to the applicable rules of the NASDAQ National Market or other organizations on whose systems our stock may then be quoted or listed. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

     Our board of directors, in approving the issuance of a series of our preferred stock, has the authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

     o the number of shares constituting that series and the distinctive designation of that series;

     o the dividend rate of that series, the conditions of and the time of payment thereof, whether dividends shall be cumulative, and, if so, the date or dates from which any cumulative dividends shall com-mence to accrue, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

     o the voting rights of that series, if any, and the terms of such voting rights;

     o whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of any such redemption, including the date or dates upon or after which such shares shall be redeemable and the amount payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

     o whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions and amount of such sinking fund;

     o the rights of shares of that series in the event of a merger, acquisition, voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of ANADIGICS, and the relative rights of priority, if any, of payment of shares of that series over shares of any other class or series;

     o whether the issuance of any additional shares of that series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

     o whether the shares of that series shall be convertible into or exchangeable for shares of any other class or series, or any other security of ANADIGICS or any other corporation, and, if so, the specification of such other class, series or type of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares of the series shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

     o Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of that series as the board of directors may deem advisable and as shall not be inconsistent with the provisions of our certificate of incorporation and as permitted under the laws of the State of Delaware.

Material U.S. federal income tax considerations pertaining to an investment in our preference shares will be described in the applicable prospectus supplement.

Description of Rights Plan

     On December 17, 1998, our board of directors declared a dividend distribution of one right for each of our outstanding shares of common stock. The distribution was payable to holders of record on December 31, 1998, the record date. The right also attached to each share of common stock issued after the record date but before the distribution date or expiration date. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, at a price of $75.00 per one one-thousandth of a share, referred to as the purchase price, subject to adjustment. The description and terms of the rights are set forth in a rights agreement, as amended, between us and Chase Mellon Shareholder Services, L.L.C., as rights agent.

Distribution Date; Transfer of Rights

     Until the earlier to occur of:

     o ten calendar days following the shares acquisition date, the date of public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of common stock or other voting securities that have 18% or more of the voting power of the outstanding shares of our voting stock; or

     o ten calendar days, or such later date as may be determined by action of the board of directors prior to the shares acquisition date, following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in a person or group acquiring, or obtaining the right to acquire, beneficial ownership of voting stock having 18% or more of the voting power of the outstanding shares of voting stock, the rights will be evidenced, with respect to any of our common stock certificates outstanding as of the record date or issued after the record date but before the expiration date, by such common stock certificates. We refer to the earlier of these two dates as the distribution date and we refer to any person or group that reaches such 18% threshold as an acquiring person. The rights agreement provides that, until the distribution date, the rights will be transferred with and only with our common stock. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after the record date will contain a notation incorporating the rights agreement by reference and the surrender for transfer of any of our common stock certificates outstanding as of the record date or issued after the record date but before the expiration date will also constitute the transfer of the rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights, each referred to as right certificates, will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire at the close of business on December 17, 2008, unless earlier redeemed or exchanged by us as described below. We refer to such earliest date as the expiration date.

Exercise of Rights for Our Common Stock

     In the event that a person becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, common stock or, in certain circumstances, cash, property or other of our securities having a value equal to two times the purchase price of the right. In contrast, all rights that are or, under certain circumstances specified in the rights agreement, were beneficially owned by any acquiring person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

     In the event that, at any time following the shares acquisition date:

     o we are acquired in a merger or other business combination transaction, or

     o    50% or more of our assets or earning power is sold or transferred,

each holder of a right, except rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

Adjustments to Purchase Price

     The purchase price payable, and the number of shares of this preferred stock (or common stock or other securities, as the case may be) issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

     o in the event of a stock dividend on, or a subdivision, combination or reclassification of this preferred stock;

     o upon the grant to holders of this preferred stock of certain rights or warrants to subscribe for shares of this preferred stock or convertible securities at less than the current market price of this preferred stock; or

     o upon the distribution to holders of this preferred stock of evidence of indebtedness or assets, excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in this preferred stock, or of subscription rights or warrants, other than those referred to above.

     With certain exceptions, no adjustment in the purchase price will be required after the earlier of three years from the date of the event giving rise to such adjustment and the expiration date. In addition, no adjustment is required unless cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional shares will be issued, and, instead of a fractional share issuance, an adjustment in cash will be made based on the market price of this preferred stock on the last trading date prior to the date of exercise.

Exchange and Redemption of Rights

     At any time after the occurrence of the event set forth under "--Exercise of Rights for Our Common Stock" above, the board of directors may exchange the rights, other than the voided rights held by the acquiring person, in whole or in part, at an exchange ratio of one share of our common stock, or a fraction of a share of this preferred stock having the same market value, per right, subject to adjustment.

     At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the shares acquisition date, we may redeem the rights in whole, but not in part, at a price of $.001 per right, such price being referred to as the redemption price. Promptly upon the action of our board of directors electing to redeem the rights, we shall make a public announcement, and upon such action, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of ANADIGICS, including, without limitation, the right to vote or to receive dividends.

Terms of This Preferred Stock

     This preferred stock will rank junior to all other series of our preferred stock with respect to payment of dividends and as to distributions of assets in liquidation. Each share of this preferred stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 1,000 times the per share amount of any dividend, other than a dividend payable in shares of common stock or a subdivision of the common stock, declared from time to time on the common stock, subject to certain adjustments. This preferred stock will not be redeemable. In the event of liquidation, the holders of this preferred stock will be entitled to receive a preferred liquidation payment per share of $1.00, plus accrued and unpaid dividends, or, if greater, an amount equal to 1,000 times the payment to be made per share of common stock, subject to certain adjustments. Generally, each share of this preferred stock will vote together with the common stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1,000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of this preferred stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of this preferred stock are protected against dilution in the event that additional shares of common stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of this preferred stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of this preferred stock purchasable with each right is intended to approximate the value of one share of common stock.

Amendments to Terms of the Rights

     Any of the provisions of the rights agreement may be amended by our board of directors prior to the earlier of the distribution date or shares acquisition date. After the earlier of the distribution date or shares acquisition date, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person; provided, however, that no supplement or amendment may be made after the earlier of the distribution date or shares acquisition date that changes those provisions relating to the principal economic terms of the rights.

Antitakeover Effects of Provisions of the Charter, By-laws and Certain Other Agreements

     Stockholders' rights and related matters are governed by Delaware law and our certificate of incorporation and by-laws. Certain provisions of Delaware law and our certificate of incorporation and by-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest. Such provisions may also adversely affect prevailing market prices for our common stock.

Staggered Board of Directors

     Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for a three-year term. This provision could discourage a takeover attempt because at no time is a majority of the board of directors standing for re-election.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

     Our by-laws contain advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary no later than 90 days nor more than 120 days before the first anniversary date of our proxy statement in connection with our last annual meeting of stockholders. The notice of stockholder nominations must set forth certain information about each nominee who is not an incumbent director.

Limitation of Liability of Directors

     Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, stock purchases or redemptions or for any transaction from which the director or officer derived an improper personal benefit.

Section 203 of the Delaware General Corporation Law

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder", defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a "business combination" with us for three years following the date such person became an interested stockholder unless:

     o before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o following the transaction in which such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of our outstanding voting stock not owned by the interested stockholder.

     The statute contains provisions enabling a corporation to avoid the statute's restrictions. We have not sought to "elect out" of the statute, and therefore, the restrictions imposed by this statute will apply to us.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities of ANADIGICS, Inc. will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002 as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution.*

          Securities and Exchange Commission Registration Fee... $    6,067.50
          Cost of Printing......................................    130,000.00
          Rating Agency Fees....................................    125,000.00
          Independent Accountants' Fees and Expenses............     85,000.00
          Legal Services and Expenses (including
          Blue Sky fees and expenses)...........................    275,000.00
          Trustees' Fees and Expenses...........................     15,000.00
          Miscellaneous.........................................     10,000.00
                                                                 -------------
               Total............................................ $  646,067.50
                                                                 =============

* Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

ITEM 15.  Indemnification of Directors and Officers.

     Reference is made to information provided under Item 6 of the Company's Registration Statement on Form S-8 (SEC File No. 333-63836), filed with the SEC on June 26, 2001, which information is incorporated herein by reference.

ITEM 16.  Exhibits.

1.1*** -- Form of Equity Underwriting Agreement.

1.2*** -- Form of Debt Underwriting Agreement.

4.1    -- Form of Senior Indenture.

4.2    -- Form of Subordinated Indenture.

4.3*   -- Indenture, dated as of November 27, 2001, between ANADIGICS, Inc. and
          State Street Bank & Trust Company, N.A. (as Trustee for the 5% Convertible Senior Notes due November 15, 2006) (incorporated herein by reference to Registration Statement No. 333-75040 on Form S-3 filed on December 13, 2001).

4.4*** -- Form of Senior Debt Security.

4.5*** -- Form of Subordinated Debt Security.

4.6*   -- Form of 5% Convertible Senior Note (included in Exhibit 4.3).

4.7*   -- Rights Agreement dated as of December 17, 1998, between the Company and Chase Mellon Shareholder Services L.L.C. (the current rights agent) (incorporated herein by reference to Form 8-K filed December 17, 1998).

4.8*   -- Amendment No. 1 dated as of November 20, 2000 to the Rights Agreement dated as of December 17, 1998 between the Company and Chase Mellon Shareholder Services L.L.C. (the current rights agent) (incorporated herein by reference to Form 8-K filed December 4, 2000).

5.1    -- Opinion of Cahill Gordon & Reindel LLP.

12.1** -- Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1   -- Consent of Independent Accountants-- Ernst & Young LLP

23.2   -- Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit
          5.1).

24.1** -- Power of Attorney.

25.1 -- Form T-1 Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Senior Indenture under the Trust Indenture Act of 1939, as amended.

25.2 -- Form T-1 Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

___________________

*    Incorporated herein by reference as indicated.

**   Previously filed.

*** To be filed either by amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.

ITEM 17.  Undertakings.

     a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, ANADIGICS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 22nd day of December, 2003.


                            ANADIGICS, INC.




                            By:   /s/ Thomas Shields
                                  -----------------------------------
                                  Name:  Thomas C. Shields
                                  Title: Senior Vice President and
                                         Chief Financial Officer

                                 ANADIGICS, INC.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of December, 2003.


                      Signature                                          Title
                      ---------                                          -----

                          *                              Chairman of the Board and Director
---------------------------------------------------
   Ronald Rosenzweig

                          *                              President, Chief Executive Officer and Director
---------------------------------------------------
   Bami Bastani

   /s/  Thomas C. Shields                                Senior Vice President and Chief Financial Officer
---------------------------------------------------
  Thomas C. Shields

                          *                              Director
---------------------------------------------------
   Paul Bachow

                          *                              Director
---------------------------------------------------
   Harry Rein

                          *                              Director
---------------------------------------------------
   Lewis Solomon

                          *                              Director
---------------------------------------------------
   Dennis F. Strigl




*By:     /s/  Thomas C. Shields
         ----------------------------
         Name:    Thomas C. Shields
         Title:   Attorney-in-Fact

                                INDEX TO EXHIBITS

1.1*** -- Form of Equity Underwriting Agreement.

1.2*** -- Form of Debt Underwriting Agreement.

4.1    -- Form of Senior Indenture.

4.2    -- Form of Subordinated Indenture.

4.3*   -- Indenture, dated as of November 27, 2001, between ANADIGICS, Inc. and
          State Street Bank & Trust Company, N.A. (as Trustee for the 5% Convertible Senior Notes due November 15, 2006) (incorporated herein by reference to Registration Statement No. 333-75040 on Form S-3 filed on December 13, 2001).

4.4*** -- Form of Senior Debt Security.

4.5*** -- Form of Subordinated Debt Security.

4.6*   -- Form of 5% Convertible Senior Note (included in Exhibit 4.3).

4.7*   -- Rights Agreement dated as of December 17, 1998, between the Company and Chase Mellon Shareholder Services L.L.C. (the current rights agent) (incorporated herein by reference to Form 8-K filed December 17, 1998).

4.8*   -- Amendment No. 1 dated as of November 20, 2000 to the Rights Agreement dated as of December 17, 1998 between the Company and Chase Mellon Shareholder Services L.L.C. (the current rights agent) (incorporated herein by reference to Form 8-K filed December 4, 2000).

5.1    -- Opinion of Cahill Gordon & Reindel LLP.

12.1** -- Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1   -- Consent of Independent Accountants-- Ernst & Young LLP

23.2   -- Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit
          5.1).

24.1** -- Power of Attorney.

25.1 -- Form T-1 Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Senior Indenture under the Trust Indenture Act of 1939, as amended.

25.2 -- Form T-1 Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

___________________


*    Incorporated herein by reference as indicated.

**   Previously filed.

*** To be filed either by amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.



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